EXHIBIT A - JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: February 13, 2013

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ William Fox
Name: William Fox
Title: Executive Vice President and Chief Financial Officer

LEHMAN ALI INC.

By:	/s/ William Fox
Name: William Fox
Title: Executive Vice President and Chief Financial Officer

LB I GROUP INC.

By:	/s/ William Fox
Name: William Fox
Title: Executive Vice President and Chief Financial Officer

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ William Fox
Name: William Fox
Title: Executive Vice President and Chief Financial Officer

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